SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

MEDINA COFFEE, INC.
(Exact name of Registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation)

000-49712	880442833
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 741, Bellevue, Washington, 98009
(Address of principal executive offices)

Registrant's telephone number, including area code: 425-453-0355

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On June 14, 2004, Mr. Harry Miller sold 586,224 restricted, common shares with a par value of $0.001 (the "Shares") of Medina Coffee, Inc. (the "Corporation"), to the Halter Financial Group, Inc., a Texas corporation ("Halter") for $115,000. Halter also paid Mr. Miller $1,050 to compensate Mr. Miller for expenses related to the agreement of sale.. The consideration for the shares was determined as a result of arms-length negotiation between the parties.

The Shares sold by Mr. Miller to Halter represent approximately 51% of the issued and outstanding shares of the Corporation.

Concurrently with the foregoing transaction, Mr. Miller has resigned from the Board of Directors and Mr. Tim Halter has been appointed in his place.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

Not Applicable.

ITEM 6. RESIGNATION OF DIRECTORS

Mr. Harry Miller resigned as director and officer of the Corporation on June 14, 2004. In his place Mr. Timothy Halter was appointed as a director of the Corporation. Mr. Miller did not resign due to any disagreements with the Corporation on any matter relating to the Corporation's operations, policies or practices. The change in directors is a business decision only.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO REGISTRANT'S CODE OF ETHICS, OR WAIVER OF PROVISION OF CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLAN

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

EXHIBITS

99.1 Press Release

99.2 Resignation of Mr. Harry Miller

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDINA COFFEE, INC.

/s/ Harry Miller
_________________________________
By: Mr. Harry Miller

Dated: June 15, 2004